SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2007

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on May 9, 2007 the Corporation’s Board of Directors approved a share repurchase program for up to $5.0 billion of its outstanding common stock. The authorization permits the Corporation to effect the repurchases from time to time through a combination of open market repurchases, privately negotiated transactions and/or accelerated share repurchase transactions.

On May 13, 2007, the Corporation entered into an accelerated share repurchase transaction with an affiliate of Lehman Brothers, Inc. (the “seller”). Pursuant to the terms of the transaction, the Corporation purchases outstanding shares of common stock from the seller for $2.5 billion. The seller makes an initial delivery of shares to the Corporation shortly after execution of the transaction, and may deliver additional shares to the Corporation at or prior to maturity of the transaction. The total number of shares to be repurchased will be subject to a minimum and maximum number of shares. The agreement for the accelerated share repurchase transaction is attached as Exhibit 10.1 to this Current Report on Form 8-K.

With respect to the remaining $2.5 billion of the approved repurchase program, there can be no assurance as to the amount, timing or prices of repurchases. The specific timing and amount of repurchases will vary based on market conditions and other factors. The stock repurchase program may be modified, extended or terminated by the Board of Directors at any time.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

10.1	Confirmation between Lehman Brothers OTC Derivatives Inc. and CVS Caremark Corporation dated May 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION
Date:	May 17, 2007	By:	/s/ David B. Rickard

			Name:	David B. Rickard
			Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Confirmation between Lehman Brothers OTC Derivatives Inc. and CVS Caremark Corporation dated May 13, 2007.